Exhibit 99.1

CareTrust REIT Announces First Quarter 2023 Operating Results

Conference Call Scheduled for Thursday, May 11, 2023 at 1:00 pm ET
SAN CLEMENTE, Calif., May 10, 2023 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended March 31, 2023, as well as other recent events.
For the quarter, CareTrust REIT reported:
•96.3% of contractual rents collected;
•Net income of $19.2 million and net income per share of $0.19;
•Normalized FFO of $35.0 million and normalized FFO per share of $0.35;
•Normalized FAD of $36.6 million and normalized FAD per share of $0.37; and
•Increased the quarterly dividend to $0.28 per share, representing a payout ratio of approximately 76% on normalized FAD.

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, discussed the Company’s performance since the beginning of the year. “Overall, we are pleased with the progress made to date towards our priorities for the year – returning to acquisitions, sourcing more off-market deals, expanding our operator bench, and de-risking the portfolio through active asset management work – while maintaining a favorable leverage profile.” Mr. Sedgwick continued, “The flow of deals crossing our desk picked up in Q4 and has continued year-to-date. We are pursuing several actionable acquisitions at our historical coverages and yields. Since quarter end, we have closed on three acquisitions representing 5 facilities for approximately $47 million. The investment pipeline today is between $150 million to $200 million and is composed mostly of skilled nursing acquisitions with both existing and new operator relationships.”

The Company gave an update on its portfolio management initiatives. Mr. Sedgwick said, “We sold out of a one-facility seniors housing relationship on May 1 for approximately $3 million. Today we have 3 facilities under contract to sell that are in various stages of the due diligence process and 2 other facilities on the market.” At the time of last quarter’s earnings release, the Company reported that an operator that accounts for approximately $5 million of contractual annual rent had not paid rent since November 2022. This operator paid full monthly rent in March and made a partial payment in April. Mr. Sedgwick said, “Positive discussions are underway with the operator to determine the best long-term path forward for this portfolio. All options remain on the table.”

Turning to the portfolio performance in the quarter, the Company reported EBITDARM and EBITDAR lease coverage, excluding Provider Relief Funds, held strong at 2.58x and 2.01x, respectively. Through December 2022, approximately 70% of all properties reported occupancy of 90% or greater of their pre-pandemic levels. Based on preliminary operator reports, March 2023 occupancy increased over December 2022 by 120 basis points to 75.3% for skilled nursing and by 70 basis points to 77.3% for seniors housing. Approximately 300 basis points remain for a full occupancy recovery to pre-pandemic levels for the entire portfolio.

Financial Results for Quarter Ended March 31, 2023

Chief Financial Officer, Bill Wagner, reported that, for the first quarter, CareTrust reported net income of $19.2 million, or $0.19 per diluted weighted-average common share, normalized FFO of $35.0 million, or $0.35 per diluted weighted-average common share, and normalized FAD of $36.6 million, or $0.37 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.8x, which is below the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 26.2%. Mr. Wagner stated that, as of today, the Company has approximately $165 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2026. He also disclosed that CareTrust currently has approximately $25 million in cash on hand. He further noted that the Company had $500.0 million in available authorization remaining on its at-the-market equity program as of March 31, 2023. In April 2023, the Company executed a 12-month forward equity sale under its ATM Program with a financial institution acting as a forward purchaser to sell 1,757,500 shares of common stock at a weighted average sales price of $19.91 per share before commissions and offering expenses. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Increased

During the quarter, CareTrust increased its quarterly dividend from $0.275 to $0.28 per common share. On an annualized basis, the payout ratio was approximately 80% based on first quarter 2023 normalized FFO, and 76% based on normalized FAD.

Conference Call

A conference call will be held on Thursday, May 11, 2023, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss first quarter results, recent developments and other matters. The toll-free dial-in number is 1 (888) 510-2379 or toll dial-in number is 1 (646) 960-0691 and the conference ID number is 6808360. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. This call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including acquisition opportunities and disposition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the impact of possible additional surges of COVID-19 infections or the risk of other pandemics, epidemics or infectious disease outbreaks, measures taken to prevent the spread of such outbreaks and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates and inflation; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, including in the sections entitled “Risk Factors” in Item 1A of Part I of such reports, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended March 31, 2023 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended March 31,
	2023	2022
Revenues:
Rental income	$46,163	$46,007
Interest and other income	4,443	469
Total revenues	50,606	46,476
Expenses:
Depreciation and amortization	12,238	13,575
Interest expense	9,827	5,742
Property taxes	880	1,420
Impairment of real estate investments	1,886	59,683
Provision for loan losses, net	—	3,844
Property operating expenses	963	447
General and administrative	5,061	5,215
Total expenses	30,855	89,926
Other (loss) income:
(Loss) gain on sale of real estate, net	(70)	186
Unrealized losses on other real estate related investments, net	(454)	—
Total other (loss) income	(524)	186
Net income (loss)	$19,227	$(43,264)

Earnings (loss) per common share:
Basic	$0.19	$(0.45)
Diluted	$0.19	$(0.45)

Weighted-average number of common shares:
Basic	99,063	96,410
Diluted	99,087	96,410

Dividends declared per common share	$0.28	$0.275

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended March 31,
	2023	2022

Net income (loss)	$19,227	$(43,264)
Depreciation and amortization	12,238	13,575
Interest expense	9,827	5,742
Amortization of stock-based compensation	936	1,521
EBITDA	42,228	(22,426)
Impairment of real estate investments	1,886	59,683
Provision for loan losses, net	—	3,844
Provision for doubtful accounts and lease restructuring	—	977
Property operating expenses	1,134	1,231
Loss (gain) on sale of real estate, net	70	(186)
Unrealized losses on other real estate related investments, net	454	—
Normalized EBITDA	$45,772	$43,123

Net income (loss)	$19,227	$(43,264)
Real estate related depreciation and amortization	12,233	13,571
Impairment of real estate investments	1,886	59,683
Loss (gain) on sale of real estate, net	70	(186)
Funds from Operations (FFO)	33,416	29,804
Provision for loan losses, net	—	3,844
Provision for doubtful accounts and lease restructuring	—	977
Property operating expenses	1,134	1,231
Unrealized losses on other real estate related investments, net	454	—
Normalized FFO	$35,004	$35,856

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended March 31,
	2023	2022

Net income (loss)	$19,227	$(43,264)
Real estate related depreciation and amortization	12,233	13,571
Amortization of deferred financing fees	609	520
Amortization of stock-based compensation	936	1,521
Straight-line rental income	7	(6)
Impairment of real estate investments	1,886	59,683
Loss (gain) on sale of real estate, net	70	(186)
Funds Available for Distribution (FAD)	34,968	31,839
Provision for loan losses, net	—	3,844
Provision for doubtful accounts and lease restructuring	—	977
Property operating expenses	1,134	1,231
Unrealized losses on other real estate related investments, net	454	—
Normalized FAD	$36,556	$37,891

FFO per share	$0.34	$0.31
Normalized FFO per share	$0.35	$0.37

FAD per share	$0.35	$0.33
Normalized FAD per share	$0.37	$0.39

Diluted weighted average shares outstanding [1]	99,195	96,701

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Revenues:
Rental income	$46,007	$46,806	$47,018	$47,675	$46,163
Interest and other income	469	747	3,275	4,135	4,443
Total revenues	46,476	47,553	50,293	51,810	50,606
Expenses:
Depreciation and amortization	13,575	12,559	12,256	11,926	12,238
Interest expense	5,742	6,303	8,355	9,608	9,827
Property taxes	1,420	1,254	691	968	880
Impairment of real estate investments	59,683	1,701	12,322	5,356	1,886
Provision for loan losses, net	3,844	—	—	—	—
Property operating expenses	447	89	3,808	695	963
General and administrative	5,215	4,978	5,159	4,813	5,061
Total expenses	89,926	26,884	42,591	33,366	30,855
Other income (loss):
Gain (loss) on sale of real estate, net	186	—	(2,287)	(1,668)	(70)
Unrealized losses on other real estate related investments, net	—	—	(4,706)	(2,396)	(454)
Total other income (loss)	186	—	(6,993)	(4,064)	(524)
Net (loss) income	$(43,264)	$20,669	$709	$14,380	$19,227

Diluted (loss) earnings per share	$(0.45)	$0.21	$0.01	$0.15	$0.19

Diluted weighted average shares outstanding	96,410	96,598	96,625	97,272	99,087

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023

Net (loss) income	$(43,264)	$20,669	$709	$14,380	$19,227
Depreciation and amortization	13,575	12,559	12,256	11,926	12,238
Interest expense	5,742	6,303	8,355	9,608	9,827
Amortization of stock-based compensation	1,521	1,394	1,380	1,463	936
EBITDA	(22,426)	40,925	22,700	37,377	42,228
Impairment of real estate investments	59,683	1,701	12,322	5,356	1,886
Provision for loan losses, net	3,844	—	—	—	—
Provision for doubtful accounts and lease restructuring	977	—	—	390	—
Property operating expenses	1,231	631	3,821	914	1,134
(Gain) loss on sale of real estate	(186)	—	2,287	1,668	70
Unrealized losses on other real estate related investments, net	—	—	4,706	2,396	454
Normalized EBITDA	$43,123	$43,257	$45,836	$48,101	$45,772

Net (loss) income	$(43,264)	$20,669	$709	$14,380	$19,227
Real estate related depreciation and amortization	13,571	12,553	12,251	11,921	12,233
Impairment of real estate investments	59,683	1,701	12,322	5,356	1,886
(Gain) loss on sale of real estate	(186)	—	2,287	1,668	70
Funds from Operations (FFO)	29,804	34,923	27,569	33,325	33,416
Provision for loan losses, net	3,844	—	—	—	—
Provision for doubtful accounts and lease restructuring	977	—	—	390	—
Property operating expenses	1,231	631	3,821	914	1,134
Unrealized losses on other real estate related investments, net	—	—	4,706	2,396	454
Normalized FFO	$35,856	$35,554	$36,096	$37,025	$35,004

CARETRUST REIT, INC.
RECONCILIATIONS OF NET (LOSS) INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023

Net (loss) income	$(43,264)	$20,669	$709	$14,380	$19,227
Real estate related depreciation and amortization	13,571	12,553	12,251	11,921	12,233
Amortization of deferred financing fees	520	520	520	535	609
Amortization of stock-based compensation	1,521	1,394	1,380	1,463	936
Straight-line rental income	(6)	(5)	(3)	(3)	7
Impairment of real estate investments	59,683	1,701	12,322	5,356	1,886
(Gain) loss on sale of real estate	(186)	—	2,287	1,668	70
Funds Available for Distribution (FAD)	31,839	36,832	29,466	35,320	34,968
Provision for loan losses, net	3,844	—	—	—	—
Provision for doubtful accounts and lease restructuring	977	—	—	390	—
Property operating expenses	1,231	631	3,821	914	1,134
Unrealized losses on other real estate related investments, net	—	—	4,706	2,396	454
Normalized FAD	$37,891	$37,463	$37,993	$39,020	$36,556

FFO per share	$0.31	$0.36	$0.28	$0.34	$0.34
Normalized FFO per share	$0.37	$0.37	$0.37	$0.38	$0.35

FAD per share	$0.33	$0.38	$0.30	$0.36	$0.35
Normalized FAD per share	$0.39	$0.39	$0.39	$0.40	$0.37

Diluted weighted average shares outstanding [1]	96,701	96,672	96,752	97,408	99,195

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2023	December 31, 2022
Assets:
Real estate investments, net	$1,400,813	$1,421,410
Other real estate related investments, at fair value (including accrued interest of $1,170 as of March 31, 2023 and $1,320 as of December 31, 2022)	140,764	156,368
Assets held for sale, net	17,479	12,291
Cash and cash equivalents	28,070	13,178
Accounts and other receivables	441	416
Prepaid expenses and other assets, net	29,518	11,690
Deferred financing costs, net	5,115	5,428
Total assets	$1,622,200	$1,620,781

Liabilities and Equity:
Senior unsecured notes payable, net	$395,372	$395,150
Senior unsecured term loan, net	199,401	199,348
Unsecured revolving credit facility	135,000	125,000
Accounts payable, accrued liabilities and deferred rent liabilities	24,165	24,360
Dividends payable	27,943	27,550
Total liabilities	781,881	771,408

Equity:
Common stock	991	990
Additional paid-in capital	1,244,793	1,245,337
Cumulative distributions in excess of earnings	(405,465)	(396,954)
Total equity	840,319	849,373
Total liabilities and equity	$1,622,200	$1,620,781

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$19,227	$(43,264)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	12,252	13,594
Amortization of deferred financing costs	609	520
Unrealized losses on other real estate related investments, net	454	—
Amortization of stock-based compensation	936	1,521
Straight-line rental income	7	(6)
Adjustment for collectibility of rental income	—	977
Noncash interest income	150	—
Loss (gain) on sale of real estate, net	70	(186)
Impairment of real estate investments	1,886	59,683
Provision for loan losses, net	—	3,844
Change in operating assets and liabilities:
Accounts and other receivables	(33)	337
Prepaid expenses and other assets, net	61	(404)
Accounts payable, accrued liabilities and deferred rent liabilities	(499)	(2,037)
Net cash provided by operating activities	35,120	34,579
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	—	(21,915)
Purchases of equipment, furniture and fixtures and improvements to real estate	(2,019)	(1,918)
Investment in real estate related investments and other loans receivable	—	(2,086)
Principal payments received on real estate related investments and other loans receivable	15,143	888
Escrow deposits for acquisitions and potential acquisitions of real estate	(17,172)	—
Net proceeds from sales of real estate	3,230	959
Net cash used in investing activities	(818)	(24,072)
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	(501)	—
Borrowings under unsecured revolving credit facility	10,000	25,000
Payments of deferred financing costs	(21)	—
Net-settle adjustment on restricted stock	(1,479)	(2,772)
Dividends paid on common stock	(27,409)	(26,044)
Net cash used in financing activities	(19,410)	(3,816)
Net increase in cash and cash equivalents	14,892	6,691
Cash and cash equivalents as of the beginning of period	13,178	19,895
Cash and cash equivalents as of the end of period	$28,070	$26,586

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					March 31, 2023
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	54.4%	$(4,628)		$395,372
Floating Rate Debt

Senior unsecured term loan	6.391%	[1]	2026		200,000	27.2%	(599)		199,401
Unsecured revolving credit facility	5.953%	[2]	2028	[3]	135,000	18.4%	—	[4]	135,000
	6.214%				335,000	45.6%	(599)		334,401

Total Debt	4.941%				$735,000	100.0%	$(5,227)		$729,773

[1] Funds can be borrowed at applicable SOFR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable SOFR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, unrealized loss on other real estate related investments and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate related depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, unrealized loss on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate related depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.